EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ADA-ES ANNOUNCES INCREASES IN THIRD QUARTER REVENUES AND NET INCOME

LITTLETON, CO - November 4, 2004 - ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the third quarter and nine months ended September 30, 2004. See attached tables.

For the third quarter, total revenues increased 88% to $2.8 million from $1.5 million in the same quarter last year. Net income rose at a more rapid rate to $222,000 or $.05 per share, from $71,000 or $.02 per share in the comparable period of 2003. The increase in net income was achieved while making significant investments in the future growth of the Company as reflected by R&D expenses increasing to $331,000 in the 2004 third quarter
from $134,000 in the 2003 period.   Earnings per share was calculated based
on 27% more shares in the current period due to the successful completion of a one million-share private equity placement in August 2004.

For the first nine months of 2004, revenues rose 40% to $6.2 million from $4.4 million in the comparable period of 2003. Net income was $239,000 or $.06 per share, compared to $237,000 or $.07 per share in the 2003 period.

Dr. Michael Durham, President of ADA-ES, stated, "We are pleased with the results for the third quarter, during which we achieved revenue growth across all three of our business segments. Our mercury emission control segment, which continues to be the largest contributor, realized a 123% increase in revenues. Sales in this portion of the business were driven by our work in various government and industry supported projects. In addition, during the quarter we performed work on three commercial activated carbon injection systems as well as $184,000 in work related to our new mercury measurement services business."

Dr. Durham further stated, "We remain focused on capitalizing on the mercury emission control opportunities stemming from State regulations, several new coal-fired power plants being built, and the $2 - 5 billion annual market expected to emerge from a Federal regulation once passed. We have seen a steady increase in demand for our mercury emission control technology, with testing expected to be demonstrated at 15 plants by the end of 2004, and we expect this trend to continue. Importantly, our market position was strengthened during the third quarter with the demonstration of improved products developed with our partners NORIT Americas and ALSTOM Power. With these enhancement technologies we were able to reduce costs by a factor of two or more while achieving greater than 90% mercury removal at a key power plant configuration that represented the most difficult application for mercury control. Our track record of successful demonstrations, current position in the industry, and strategic relationships are key components in ensuring ADA-ES' leadership role in this emerging market."

Dr. Durham continued, "Additionally, during the quarter we completed an $8.0 million private equity placement that broadened our institutional shareholder base and strengthened our balance sheet, which will serve as a solid tool for winning new contracts. The investment also enabled us to apply for listing on the Nasdaq, on which the Company's stock began trading in October, a true milestone for ADA-ES."

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ADA-ES, Inc. News Release					  			Page 2
November 4, 2004


Dr. Durham concluded, "We remain optimistic about ADA-ES' near and long-term outlook and look forward to reporting on our continued progress."

Conference Call
Management will conduct a conference call on Thursday, November 4, 2004 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 706-679-3200 - please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call. The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements in this document that are based on information the Company believes reasonable, but such projections and statements involve significant uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing market demand for ADA-ES chemicals and systems and changes in technology, laws or regulations, demand for the company's securities, and other factors discussed in the company's filings with the U.S. Securities and Exchange Commission.

Contact:
ADA-ES, Inc.				 -or-   Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President	  The Equity Group Inc.
Mark H. McKinnies, CFO				  www.theequitygroup.com
(303) 734-1727		                    Loren G. Mortman, (212) 836-9604
www.adaes.com 					  LMortman@equityny.com
							  Lauren Barbera, (212) 836-9610
							  LBarbera@equityny.com

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ADA-ES, Inc. News Release			                    Page 3
November 4, 2004

                       ADA-ES, Inc. and Subsidiary
               Consolidated Statements of Operations (Unaudited)
           Three and Nine Months Ended September 30, 2004 and 2003
                 (amounts in thousands, except per share)

                                            3 Months ended     9 Months ended
                                         9/30/04    9/30/03  9/30/04  9/30/03
REVENUES:                                 ------    -------   ------   ------
     Mercury emission control             $2,275    $ 1,018   $4,574   $2,552
     Flue gas conditioning                   472        452    1,280    1,534
     Combustion aids and other                94         44      301      300
                                           -----      -----    -----    -----
        Total revenues                     2,841      1,514    6,155    4,386

COST OF SERVICES                           1,703        844    3,524    2,171
                                           -----      -----    -----    -----
GROSS MARGIN                               1,138        670    2,631    2,215

COST AND EXPENSES:
    General and administrative               542        424    1,438    1,404
    Research & development                   331        137      810      464
    Depreciation and amortization             48         35      126       91
                                           -----      -----    -----    -----
             Total expenses                  921        596    2,374    1,959
                                           -----      -----    -----    -----
OPERATING INCOME                             217         74      257      256

OTHER INCOME (EXPENSE):
    Interest expense                          (7)        (6)     (31)     (7)
    Other, net                                12          3       13     (12)
                                           -----      -----    -----    -----
     Total other income (expense)              5         (3)     (18)    (19)
                                           -----      -----    -----    -----
NET INCOME                                $  222     $   71   $  239   $  237
                                          ======     ======   ======   ======
NET INCOME PER COMMON Share (as adjusted,
 Basic and Diluted):                      $  .05     $  .02   $  .06   $  .07
                                          ======     ======   ======   ======
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING (adjusted):                   4,288      3,376    3,905    3,355
                                          ======     ======   ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for September 30, 2004.



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ADA-ES, Inc. News Release                           	   Page 4
November 4, 2004


                    ADA-ES, Inc. and Subsidiary
                Consolidated Balance Sheets (Unaudited)
                         (amounts in thousands)

                                                        9/30/04   12/31/03
                           	ASSETS

CURRENT ASSETS:
  Cash, and cash equivalents                            $ 1,226   $  777
  Investments available for sale                          6,996       -
  Trade receivables, net of allowance for doubtful
   Accounts                                               1,185    1,065
  Prepaid expenses, inventory and other                     431      199
                                                          -----    -----
      Total current assets	                            9,838    2,041
                                                          -----    -----

PROPERTY AND EQUIPMENT, at cost                           1,367    1,251
    Less accumulated depreciation and amortization         (885)    (791)
                                                          -----    -----
          Net property and equipment        	            482      460

GOODWILL, net of amortization                             2,024    2,024
INTANGIBLE ASSETS, net of amortization                      145      112
DEFERRED TAX BENEFIT and other assets                        64       63
                                                         ------    -----
TOTAL ASSETS       	                                $12,553  $ 4,700
	                         	                     ======   ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Account payable	                                      $   585  $   162
  Accrued expenses                                          265      214
  Current portion long-term debt                             -       122
  Deferred revenues                                         178      185
                                                          -----    -----
	Total current liabilities                           1,028      683
                                                          -----    -----
LONG-TERM LIABILITIES:
  Notes and accrued interest payable to related party        -       305
  Notes payable, net of current portion                      -       491
  Deferred compensation and other liabilities	            144      248
                                                          -----    -----
      Total long-term liabilities                           144    1,044
                                                          -----    -----
STOCKHOLDERS' EQUITY:
  Common stock no par value                              12,636    4,467
  Accumulated deficit	                                 (1,255)  (1,494)
                                                         ------   ------
	Total stockholders' equity                         11,381    2,973
                                                         ------   ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	        $12,553  $ 4,700
                                                         ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for September 30, 2004.

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